Exhibit 99.3

Via BusinessWire – Global

Moody’s to Acquire Reis, a Leader in Commercial Real Estate Data

Extends Moody’s Analytics’ role as a leading provider of information and analytics for the U.S. CRE market

NEW YORK, August, 30 2018 — Moody’s Corporation (NYSE: MCO) and Reis, Inc. (NASDAQ: REIS) announced today that they have entered into a definitive merger agreement for Moody’s to acquire all outstanding shares of Reis in an all-cash transaction valued at approximately $278 million. The transaction has been approved by the Boards of Directors of both companies.

Reis is a leading provider of U.S. commercial real estate (CRE) data. Over nearly 40 years, Reis has compiled a rich archive of detailed information on some 18 million properties nationwide. Providing analysis and forecasts covering 275 metropolitan markets and 7,700 submarkets, Reis has become the data set of choice for CRE professionals, including property developers, managers, investors, lenders and brokers.

This transaction underscores Moody’s Analytics’ mission to empower customers to make better, faster financial decisions. The combination of Reis’s extensive data and Moody’s Analytics’ specialized capabilities aims to enhance analytical practices in the CRE market and contribute to the efficiency and liquidity of capital flows. The acquisition further expands Moody’s Analytics’ network of data and analytics providers in the CRE space, including recent investments in start-ups that apply innovative approaches and new technologies to source data and deliver tools to the market.

“Commercial real estate is analytically very complex, and Reis has committed decades of effort and expertise building a unique data asset with critical and hard to replicate information on this large and important asset class. Their data on CRE supply and Moody’s Analytics’ insights on the demand for commercial properties will provide market participants with a powerful 360-degree view of the economics of CRE lending and investment,” said Mark Almeida, President of Moody’s Analytics. “Working together, both Reis and Moody’s Analytics will become even more relevant and valuable to CRE finance professionals.”

Lloyd Lynford, Reis’s CEO, said: “Joining with Moody’s will accelerate our founding vision of bringing transparency to the commercial real estate asset class and superior decision support to all commercial real estate professionals. Our Board of Directors has thoroughly and carefully considered our alternatives and evaluated the proposal from Moody’s and believes it provides our stockholders with compelling value and an outstanding strategic platform for continued growth while benefiting our customers and employees.”

Under the terms of the merger agreement, Moody’s will commence a tender offer to acquire all issued and outstanding shares of Reis common stock for $23.00 per share in cash. The transaction is subject to customary closing conditions and regulatory approvals, including the tender of a majority of the issued and outstanding shares of Reis common stock and clearance under the Hart-Scott-Rodino Antitrust Improvements Act. Moody’s has also entered into tender and support agreements with certain Reis management stockholders under which they have committed to accept the tender offer and to tender all of their Reis shares, which represent approximately 18% of Reis’s issued and outstanding shares.

Following completion of the tender offer, Moody’s will acquire all remaining shares of Reis at the same price of $23.00 per share through a second-step merger and Reis will become a wholly-owned subsidiary of Moody’s. The closing of the transaction is expected to take place in the fourth quarter of 2018.

The transaction will be funded through a combination of cash on hand and commercial paper. Moody’s expects the acquisition of Reis to be accretive to earnings per share on a GAAP basis in 2020. On an adjusted EPS basis, which excludes purchase price amortization, the transaction will be accretive in 2019. Moody’s continues to expect share repurchases for 2018 to be approximately $200 million, subject to available cash, market conditions and other capital allocation decisions.

Skadden, Arps, Slate, Meagher & Flom LLP is acting as legal counsel to Moody’s. Fried Frank Harris Shriver & Jacobson LLP is acting as legal counsel to Reis and Canaccord Genuity is serving as financial advisor to Reis.

More information on Moody’s Analytics CRE solutions can be found at: https://www.moodysanalytics.com/product-list/cmm-commercial-mortgage-metrics.

ABOUT MOODY’S CORPORATION

Moody’s is an essential component of the global capital markets, providing credit ratings, research, tools and analysis that contribute to transparent and integrated financial markets. Moody’s Corporation (NYSE: MCO) is the parent company of Moody’s Investors Service, which provides credit ratings and research covering debt instruments and securities, and Moody’s Analytics, which offers leading-edge software, advisory services and research for credit and economic analysis and financial risk management. The corporation, which reported revenue of $4.2 billion in 2017, employs approximately 12,300 people worldwide and maintains a presence in 42 countries. Further information is available at www.moodys.com.

ABOUT REIS

Reis provides commercial real estate (“CRE”) market information and analytical tools to real estate professionals. Reis maintains a proprietary database of information on all commercial properties in metropolitan markets and neighborhoods throughout the U.S. This information is used by CRE investors, lenders and other professionals to make informed buying, selling and financing decisions. In addition, Reis data is used by debt and equity investors to assess, quantify and manage the risks of default and loss associated with individual mortgages, properties, portfolios and real estate backed securities. Reis currently provides its information services to many of the nation’s leading lending institutions, equity investors, brokers and appraisers.

For more information regarding Reis’s products and services, visit www.reis.com and www.reisreports.com.

Additional Information and Where to Find it

The tender offer described in this document has not yet commenced, and this communication is neither an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of Reis or any other securities. On the commencement date of the tender offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed with the U.S. Securities and Exchange Commission (the “SEC”) by Moody’s and its acquisition subsidiary, and a solicitation/recommendation statement on Schedule 14D-9 will be filed with the SEC by Reis shortly thereafter. The offer to purchase shares of Reis common stock will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ BOTH THE TENDER OFFER MATERIALS (INCLUDING THE OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 REGARDING THE OFFER, IN EACH CASE, AS THEY MAY BE AMENDED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER.

The tender offer statement will be filed with the SEC by Moody’s and its acquisition subsidiary, and the solicitation/recommendation statement will be filed with the SEC by Reis. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the Information Agent for the offer, which will be named in the tender offer statement on Schedule TO.

Forward-Looking Statements

Certain statements contained in this release are forward-looking statements and are based on future expectations, plans and prospects for Moody’s business and operations that involve a number of risks and uncertainties. The forward-looking statements and other information in this release are made as of the date hereof (except where noted otherwise), and Moody’s undertakes no obligation (nor does it intend) to publicly supplement, update or revise such statements on a going-forward basis, whether as a result of subsequent developments, changed expectations or otherwise. Moody’s is identifying certain factors, risks and uncertainties that could cause actual results to differ, perhaps materially, from those indicated by these forward-looking statements. Those factors, risks and uncertainties include, but are not limited to, credit market disruptions or economic slowdowns, which could affect the volume of debt and other securities issued in domestic and/or global capital markets; other matters that could affect the volume of debt and other securities issued in domestic and/or global capital markets, including regulation, credit quality concerns, changes in interest rates and other volatility in the financial markets such as that due to the U.K.’s referendum vote whereby the U.K. citizens voted to withdraw from the EU; the level of merger and acquisition activity in the U.S. and abroad; the uncertain effectiveness and possible collateral consequences of U.S. and foreign government actions affecting world-wide credit markets, international trade and economic policy; concerns in the marketplace affecting our credibility or otherwise affecting market perceptions of the integrity or utility of independent credit agency ratings; the introduction of competing products or technologies by other companies; pricing pressure from competitors and/or customers; the level of success of new product development and global expansion; the impact of regulation as an NRSRO, the potential for new U.S., state and local legislation and regulations, including provisions in the Financial Reform Act and regulations resulting from that Act; the potential for increased competition and regulation in the EU and other foreign jurisdictions; exposure to litigation related to our rating opinions, as well as any other litigation, government and regulatory proceedings, investigations and inquires to which Moody’s may be subject from time to time; provisions in the Financial Reform Act legislation modifying the pleading standards, and EU regulations modifying the liability standards, applicable to credit rating agencies in a manner adverse to credit rating agencies; provisions of EU regulations imposing additional procedural and substantive requirements on the pricing of services and the expansion of supervisory remit to include non-EU ratings used for regulatory purposes; the possible loss of key employees; failures or malfunctions of our operations and infrastructure; any vulnerabilities to cyber threats or other cybersecurity concerns; the outcome of any review by controlling tax authorities of Moody’s global tax planning initiatives; exposure to potential criminal sanctions or civil remedies if Moody’s fails to comply with foreign and U.S. laws and regulations that are applicable in the jurisdictions in which Moody’s operates, including data protection and privacy laws, sanctions laws, anti-corruption laws, and local laws prohibiting corrupt payments to government officials; the impact of mergers, acquisitions or other business combinations and the ability of Moody’s to successfully integrate acquired businesses; currency and foreign exchange volatility; the level of future cash flows; the levels of capital investments; and a decline in the demand for credit risk management tools by financial institutions. Other factors, risks and uncertainties relating to our acquisition of Reis could cause our actual results to differ materially from those indicated by these forward-looking statements, including uncertainties as to how many of Reis’s stockholders will tender their shares in the offer; the possibility that competing offers will be made; risks relating to filings and approvals relating to the acquisition; the expected timing of the completion of the acquisition; the ability to complete the acquisition considering the various closing conditions; difficulties or unanticipated expenses in connection with integrating Reis’s operations, products and employees into Moody’s and the possibility that anticipated synergies and other benefits of the acquisition will not be realized in the amounts anticipated or will not be realized within the expected timeframe; risks that the acquisition could have an adverse effect on the business of Reis or its prospects, including, without limitation, on relationships with vendors, suppliers or customers; claims made, from time to time, by vendors, suppliers or customers; changes in the global marketplace that have an adverse effect on the business of Reis; and the accuracy of any assumptions underlying any of the foregoing. These factors, risks and uncertainties as well as other risks and uncertainties that could cause Moody’s actual results to differ materially from those contemplated, expressed, projected, anticipated or implied in the forward-looking statements are described in greater detail under “Risk Factors” in Part I, Item 1A of the Moody’s annual report on Form 10-K for the year ended December 31, 2017, the tender offer documents to be filed with the SEC by Moody’s and its acquisition subsidiary and the solicitation/recommendation statement on Schedule 14D-9 to be filed by Reis and other filings made by Moody’s from time to time with the SEC or materials incorporated herein or therein. Stockholders and investors are cautioned that the occurrence of any of these factors, risks and uncertainties may cause Moody’s actual results to differ materially from those contemplated, expressed, projected, anticipated or implied in the forward-looking statements, which could have a material and adverse effect on Moody’s business, results of operations and financial condition. New factors may emerge from time to time, and it is not possible for Moody’s to predict new factors, nor can Moody’s assess the potential effect of any new factors on it.

Source: Moody’s Corporation Investor Relations

CONTACTS

For Moody’s

Dorian Hare, 1 212-553-1349

Vice President, Investor Relations

dorian.hare@moodys.com

Michael Adler, 1 212-553-4667

Senior Vice President, Corporate Communications

michael.adler@moodys.com

For Reis

Mark P. Cantaluppi, 1 212-921-1122

Vice President, Chief Financial Officer

mark.cantaluppi@reis.com

Ian Corydon, 1-310-571-9988

Hayden IR

ian@haydenir.com

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